                               SERVICES AGREEMENT

          This Services Agreement is entered into as of October 1, 1998 by and between Imperial Bank, a California Banking corporation (the "Bank"), and Imperial Financial Group, Inc., a Delaware corporation ("IFG")

          A. The Bank, IFG and certain other entities are parties to that certain Capital Contribution Agreement (the "Capital Contribution Agreement"), dated as of August ___, 1998.

          B. Pursuant to the Capital Contribution Agreement, the Bank and IFG now wish to arrange for the provision of certain services by the Bank to IFG, on the terms and conditions set forth herein.

          For good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

          1.  Services: Term.  Commencing on the date hereof and continuing for
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a period of 12 months (the "Initial Term"), the Bank will perform the services
(the "Services") enumerated on Exhibit "A" attached hereto for an on behalf of IFG. Additional services may be added to Exhibit "A" at any time by mutual agreement of the parties hereto. This Agreement shall automatically renew for one additional one-year term unless either party delivers written notice to the other party of its intention not to renew this Agreement at least 60 days prior to the end of the initial term. Notwithstanding anything to the contrary set forth herein, IFG may terminate this Agreement or any service then provided on 60 days' prior written notice to the Bank.

          2.  Compensation.  IFG will pay the Bank fees for Services pursuant to
              ------------
the Schedule of Fees on Exhibit "B" attached hereto, which fees have been determined by the parties as representative of fees that would otherwise be paid by independent third parties on an arms-length basis. The Bank will provide IFG with an invoice for the Services on a monthly basis in arrears not later than 30 days following the close of each calendar month in which such Services are rendered. Payment for the Services shall be due upon receipt of the invoice therefor and may be made in cash or through the maintenance of compensating balances by IFG or any of its subsidiaries or affiliates.

          3.  Expenses.  IFG shall reimburse the Bank for all reasonable out-of-
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pocket expenses incurred in connection with the services rendered pursuant to this Agreement including, without limitation, advertising, legal and other reasonable professional fees; provided, however, that such expenses shall not exceed $5,000 annually in the aggregate; and provided, further, that the Bank shall obtain IFG's prior written approval on a case-by-case basis before incurring legal fees. The Bank will include itemized expenses in the invoice for Services rendered referred to in Section 2 above.

          4.  Documentation and Disputes.  In the event that any of the Bank's
              --------------------------
charges are based upon hourly rates or upon allocation of a combined cost (other than as specified in Exhibit "B"), IFG will be provided, upon request, with reasonably detailed documentation supporting the amount charged.

          5.  Confidential Information.
              ------------------------

              (a) The parties agree: (i) to hold in trust and maintain confidential, (ii) not to disclose to others without prior written approval from the other party, (iii) not to use for any purpose, other than such purposes as may be authorized in writing by the other party, and (iv) to prevent duplication of and disclosure to any other party, any Information received from the other party by the receiving party under this Agreement.

              (b) "Information" shall mean all results of the Services, information disclosed by either party after the date hereof, whether orally, visually, in writing, or in other tangible form, and includes, but is not limited to, technical information, economic plans, computer information data bases, and the like in connection with this Agreement.

              (c) The foregoing obligations of confidentiality and non-disclosure shall not apply to any Information to the extent that the obligated party can show that: (i) such Information is or becomes knowledge generally available to the public other than through the acts or omissions of the obligated party; (ii) such Information is or becomes available to the obligated party on a non-confidential basis from a third party having the legal right to disclose such Information, (iii) disclosure of such Information is required under applicable law or regulations or is made pursuant to the request of any regulatory authority having jurisdiction over the obligated party. Additionally, the obligation of non-use under Section 5.(a)(iii) above shall not apply to any Information to the extent the obligated party can show that such Information relates solely to the historical activities of the other party prior to the date hereof.

          6.  Standard of Care.  The Bank shall perform the Services for IFG
              ----------------
with the same degree of care, skill and prudence customarily exercised by the Bank for its own operations.

          7.  Furnishing Information and Witnesses; Books and Records.
              -------------------------------------------------------

              (a) Bank agrees to make available to IFG, upon IFG's written request, Bank's officers, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings relating to the Services in which IFG may from time to time be involved. IFG agrees to reimburse Bank for its out-of-pocket expenses incurred in making such officers, employees and agents available as witnesses.

              (b) Bank also agrees to permit IFG and each of its authorized representatives to enter upon Bank's premises during normal business hours for the purpose of examining, inspecting or making extracts of any books and records pertaining to the provision of the Services; provided, however, that the same shall be conducted without unreasonable interference or disruption to the business and operations of Bank.

              (c) Bank further agrees to maintain books and records pertaining to the Services and information provided hereunder in accordance with past practice and internal control procedures and shall deliver all such records to IFG promptly upon expiration of this Agreement.

          8.  Litigation.  Bank shall, as soon as it become aware of any
              ----------
threatened or potential legal, administrative or other proceedings involving IFG, promptly notify IFG of such threatened or potential proceeding in writing, and shall promptly provide to IFG the originals of any and all correspondence and other documents related thereto that Bank receives.

          9.  Indemnification.  Each of the parties hereto shall indemnify,
              ---------------
defend and hold harmless the other party hereto and each of its respective shareholders, directors, officers, employees, agents, attorneys and representatives from and against all Losses (as defined in the Contribution Agreement) caused by or arising out of any failure in the performance of its respective obligations or agreements hereunder. In the event a claim for indemnification is made hereunder, the procedures set forth in Article XII of the Contribution Agreement shall govern Neither party shall be liable to the other party for indirect or consequential damages except with respect to Losses caused by or arising from the gross negligence or wilfull misconduct of the indemnifying party.

          10.  Assignment or Transfer.  Neither party shall assign or transfer
               ----------------------
any of its rights under this Agreement without the prior written approval of the other party, except no such approval shall be required for an assignment to an affiliate or a successor to all or a substantial portion of the assets or the business of either party, provided that such affiliate or successor assumes such party's obligations hereunder with respect to the rights assigned or transferred. This Agreement shall be binding on the parties' respective permitted or approved successors and assigns.

          11.  Notices.  All notices, requests, demands and other communications
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provided for hereunder shall be in writing (including facsimile communications)
and shall be mailed (return receipt requested), sent by facsimile or delivered by courier or other means of personal service to each party at the address set forth as follows, and any such notice, request, demand or other communication shall be effective upon receipt. All payments required in this Agreement shall be paid to and delivered to the party as provided herein for notice.

          If to IFG:        Imperial Financial Group, Inc.
                            1840 Century Park East
                            10th Floor
                            Los Angeles, CA 90067
                            Attn:   Robert M. Franko

          With copy to:     Allen, Matkins, Leck, Gamble & Mallory, LLP
                            1999 Avenue of the Stars
                            19th Floor
                            Los Angeles, CA 90067
                            Attn:  Mark J. Kelson

          If to the Bank:   Imperial Bank
                            9920 So. La Cienega Blvd.
                            Inglewood, CA 90301
                            Attn:  Chief Executive Officer

          With copy to:     Imperial Bank
                            Legal Department
                            9920 So. La Cienega Blvd.
                            Inglewood, CA 90301
                            Attn: General Counsel

          12.  Entire Agreement.  This Agreement (including the exhibits hereto
               ----------------
and provisions of the Contribution Agreement incorporated by reference) is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof; is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

          13.  Governing Law and Venue.  This Agreement is to be governed by and
               -----------------------
construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Los Angeles County, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Section 10 or in any other manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

          14.  Binding Effect.  This Agreement and the rights, covenants,
               --------------
conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives.

          15.  Counterparts.  This Agreement may be executed simultaneously in
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any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart.

          16.  Section Headings.  The section headings of this Agreement are for
               ----------------
convenience of reference only and shall not be deemed to alter or affect any provision hereof.

          17.  Severability.  In the event that any provision or any part of any
               -----------
provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

          18.  No Third-Party Rights.  Except as contemplated by Section 9
               ---------------------
hereof, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons or entities to any party to this Agreement, nor shall any provision give any third persons or entities any right of subrogation or action over against any party to this Agreement.

          19.  Ambiguities.  The parties acknowledge that each party and its
               -----------
counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that ambiguities, if any, in the writing be construed against the drafter, shall not apply.

          20.  Resolution of Disputes.  Any controversy, dispute or claim
               ----------------------
between the parties arising out of or relating to this Agreement shall be settled by reference as provided in Article XIV of the Contribution Agreement, which Article XIV is incorporated herein by this reference.

          21.  Specific Performance.  Bank acknowledges that the remedy at law
               --------------------
for any breach or threatened breach of its obligations and duties hereunder will be inadequate and, accordingly, covenants and agrees that, with respect to any rights or remedies that IFG may have and regardless of whether such other rights or remedies may have been previously exercised, IFG is entitled to all such equitable and injunctive relief as may be available.

          22.  Attorneys' Fees; Costs and Expenses.  In any action or proceeding
               -----------------------------------
brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties' respective duly authorized representatives as of the date first set forth above.

IMPERIAL BANK,                                  IMPERIAL FINANCIAL GROUP, INC.,
a California banking corporation                a Delaware corporation


By:______________________________               By:_____________________________
   Name:                                           Name:
   Title:                                          Title:

                                  EXHIBIT "A"
                                  -----------

                              SCHEDULE OF SERVICES
                              --------------------

          1.  Human Resources.  The Bank will provide administrative human
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resources support in the areas of payroll, recordkeeping and consultation services including terminations, discipline, compensation design and administration, leave of absence administration, training, workers' compensation and all other day-to-day consultation activities currently being performed for IFG by the Bank Human Resources Department. Notwithstanding the foregoing, the Bank will not take any action with respect to termination, discipline or compensation design without the consent of the chief executive officer or president of IFG or any person designated by either of them in writing.

          2.  Audit.  The Bank will provide (a) loan review, (b) risk management
              -----
guidance and (c) internal audit services to IFG, Imperial Trust Company, IFG's Lewis Horowitz Organization Division and Crown American Bank. The internal audit procedures will be developed in conjunction with IFG, with the understanding that IFG will have the responsibility of confirming the adequacy of such audit procedures for its own purposes. The Bank's audit approach will encompass the following primary stages:

              (a) Planning which will include preliminary discussions with management regarding business strategy, activities and risks; and review of policies, product background information, prior audit and regulatory reports, and laws and regulations.

              (b) Execution of procedures specifically designed for each business area to achieve IFG's audit objectives.

              (c) Continuous updates to management of progress made during the audit and those areas requiring immediate or further attention.

              (d) Review of audit results with IFG management at a formal exit conference.

              (e) Issuance of a written report detailing all areas requiring attention and areas of strengths to IFG management at conclusion of the audit.

              (f) Review of the business unit's written audit response issued to IFG's executive management to verify all areas requiring attention have been properly addressed.

          In connection with the Bank's audit services, the Bank has assumed that the policies and procedures set forth in Exhibit I of the Bank's proposal letter of September 3, 1997 will be in place. A copy of Exhibit I is attached to this Agreement and is incorporated herein by this reference.

          3.  Security.  The Bank will provide support and guidance as requested
              --------
by IFG with respect to (a) security issues, (b) Bank Secrecy Act issues, and (c) disaster recovery planning.

                                  EXHIBIT "B"
                                  -----------

                                SCHEDULE OF FEES
                                ----------------

          1. Human Resources. IFG will pay the Bank $75 per month per employee
              --------------
 for all human resource services listed on Exhibit "A". Fees for partial months will be prorated. Employment search activities will be billed on a per hire basis with a 20% of base salary charge for all exempt hires and a 10% of base salary charge for all nonexempt hires, provided, that such payments will only be made with respect to such hires if a job requisition has been ordered by IFG, which requisition has been signed by the chief executive officer, president or chief financial officer of IFG.

          2.  Audit Services.  The fees for loan review, risk management
              --------------
guidance and audit services will be $110 per hour for staff personnel and $200 per hour for management personnel.

          3.  Security Services.  The fees for bank security services will be
              -----------------
$110 per hour.